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                                Law Offices
                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                 12th floor
                            734 15th Street, N.W.
                           Washington, D.C.  20005
                                   --------

TIMOTHY B. MATZ          Telephone:(202) 347-0300           JEFFREY D. HAAS
STEPHEN M. EGE           Facsimile:(202) 347-2172           KEVIN M. HOULIHAN
RAYMOND A. TIERNAN           WWW.EMTH.COM                   KENNETH B. TABACH
W. MICHAEL HERRICK                                          PATRICIA J. WOHL
GERARD L. HAWKINS                                           JEFFREY R. HOULE
NORMAN B. ANTIN                                             SCOTT H. RICHTER
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.
JEFFREY A. KOEPPEL
DANIEL P. WEITZEL
PHILIP ROSS BEVAN                                           -----------
HUGH T. WILKINSON
                                                            OF COUNSEL

                                                            ALLIN P. BAXTER
                                                            JACK I. ELIAS
                                                            SHERYL JONES ALU

                                February 26, 1997
*NOT ADMITTED IN D.C.



Board of Directors
Poughkeepsie Financial Corp.
249 Main Mall
Poughkeepsie, New York 12601

    Re:  Registration Statement on Form S-4
         13,030,019 Shares of Common Stock

Gentlemen:

    We have acted as special counsel to Poughkeepsie Financial Corp. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-4 (the "Registration Statement"), relating to the issuance of up to 13,030,019 shares of the Company's common stock, $.01 par value per share (the "Shares"), in connection with the reorganization of Poughkeepsie Savings Bank, FSB into the holding company form of organization.
As such counsel, we have made such legal and factual examination and inquiries as we deemed advisable for the purpose of rendering this opinion.

    Based upon the foregoing, it is our opinion that, upon the issuance of the Shares in the manner described in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement, and we consent to the use of our name under the heading "Legal Matters" in the Prospectus and Proxy Statement constituting a part thereof.

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P




                                  By:   /s/ Hugh T. Wilkinson
                                        ----------------------------
                                        Hugh T. Wilkinson, a Partner